 United States of America Departemnt of Transpotations JJr hral Auiation .Abministrathut AIRCRAFT 9'"" Mael Aircraft Corporation tkddUJ fo- tk_# urdh Me ..9?? ak tl' tkff - Airplane Model BA-42 ..tl : May 23, 1967 May 12, 1970 December 10, 1976 (.Reissued to Ma.el Aircraft Corporation) KEITR D. ANDERSON (Y") Chie.f 2 En.gin.eering and Manu.factu:ring Branch_, AGL-210 This cmijicatmay be transjared if endorsed as proflithd on tM re hereof ..dny alteration of this mtificaJe and/or tlle Type Certificate Data Sheet is punis!w.IJ/e hy 11fine of not exmding $1,000, or imprlstmmmt not l setding Jyears:, or oath. FP,.A FORM 811o-9 t7.S71 SUPlRSEDs l'AA FoiiM 331